THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                              BISHOP STREET FUNDS

                           SHAREHOLDER SERVICES PLAN

          WHEREAS, The Advisors' Inner Circle Fund, The Advisors Inner Circle Fund II, and Bishop Street Funds (each a "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and the Trust desires to compensate service providers who provide the services described herein ("Service Providers") to clients (the "Clients") who from time to time beneficially own shares (the "Shares") of certain classes of shares of certain portfolios of the Funds (the "Funds") listed in Exhibit A hereto, as it may be amended from time to time; and

          WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Plan will benefit the Funds of the Trust and the Clients who hold Shares of the Funds; and

          WHEREAS, the Trustees of the Trust adopt the Plan under which Service Providers will provide to Clients some or all of the shareholder and/or administrative services stated in Section 2 herein;

NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan.

          SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to providing shareholder and/or administrative services or similar non-distribution services.

          SECTION 2. The Trust may pay each Service Provider a fee up to the amount set forth in Exhibit A for shareholder and/or administrative services or similar non-distribution services. Service Providers may use this fee for one or more of the following shareholder and/or administrative services: (i) maintaining accounts relating to Clients that invest in Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by Service Providers; (iv) responding to inquiries from Clients concerning their investment in Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend and capital gain distribution and tax notices to Clients; (viii) processing purchase, exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Clients; (x) processing dividend and capital gain payments from the Funds on behalf of Clients; (xi) preparing tax reports; and (xii) providing such other similar non-distribution services as the Fund may reasonably request to the extent that the Service Provider is permitted to do so under applicable laws or regulations. Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers's affiliates and subsidiaries as compensation for such services as are described herein.

          SECTION 3. This Plan shall not take effect with respect to the Funds until it has been approved by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 9 herein).

          SECTION 4. This Plan shall continue in effect until terminated as provided in Section 6.

          SECTION 5. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

          SECTION 6. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Funds.

          SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide that such agreement may be terminated at any time, without payment of any penalty, by (i) Clients or Service Providers; (ii) the vote of a majority of the Qualified Trustees or (iii) the vote of a majority of the outstanding voting securities of the Shares of the Funds, on not more than 90 days written notice to any other party to the agreement.

          SECTION 8. This Plan may not be amended without the approval of a majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined in Section 9 herein).

          SECTION 9. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

          SECTION 10. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

          SECTION 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                                   EXHIBIT A

                                      Fees

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Bishop Street Funds
                                                                   Maximum
Fund Name                                      Class                 Fee
--------------------------------------------------------------------------------
Bishop Street Hawaii Municipal Bond Portfolio  Institutional         0.25%
                                               Class A               0.25%
--------------------------------------------------------------------------------
Bishop Street High Grade Income Portfolio      Institutional         0.25%
Bishop Street Strategic Growth Fund            Institutional         0.25%
--------------------------------------------------------------------------------
Bishop Street Dividend Value Fund              Institutional         0.25%
--------------------------------------------------------------------------------

Advisors' Inner Circle Fund
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                                                                   Maximum
Fund Name                                           Class            Fee
--------------------------------------------------------------------------------
AT Disciplined Equity Fund                          Investor         0.15%
--------------------------------------------------------------------------------
AT Income Opportunity Fund                          Investor         0.15%
--------------------------------------------------------------------------------
AT Mid Cap Equity Fund                              Investor         0.15%
--------------------------------------------------------------------------------
Cambiar Opportunity Fund                            Investor         0.25%
--------------------------------------------------------------------------------
Cambiar International Equity Fund                   Investor         0.25%
--------------------------------------------------------------------------------
Cambiar Small Cap Fund                              Investor         0.25%
--------------------------------------------------------------------------------
Cambiar Unconstrained Equity Fund                   Investor         0.25%
--------------------------------------------------------------------------------
Cambiar SMID Fund                                   Investor         0.25%
--------------------------------------------------------------------------------
Cambiar Global Select Fund                          Investor         0.25%
--------------------------------------------------------------------------------
Cambiar International Small Cap                     Institutional    0.25%
--------------------------------------------------------------------------------
CBRE Clarion Long Short Fund                        Institutional    0.10%
                                                    Investor         0.20%
--------------------------------------------------------------------------------
CBRE Clarion Global Infrastructure Value Fund       Institutional    0.10%
                                                    Investor         0.20%
--------------------------------------------------------------------------------
Cornerstone Advisors Global Public Equity Fund      Institutional    0.05%
--------------------------------------------------------------------------------
Cornerstone Advisors Income Opportunities Fund      Institutional    0.05%
--------------------------------------------------------------------------------
Cornerstone Advisors Public Alternatives Fund       Institutional    0.05%
--------------------------------------------------------------------------------
Cornerstone Advisors Real Assets Fund               Institutional    0.05%
--------------------------------------------------------------------------------
Edgewood Growth Fund                                Retail           0.25%
--------------------------------------------------------------------------------
Hamlin High Dividend Equity Fund                    Investor         0.25%
--------------------------------------------------------------------------------
Sands Capital Global Growth Fund                    Investor         0.25%
--------------------------------------------------------------------------------
THB MicroCap Fund                                   Investor         0.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THB Small Cap Value Fund                            Investor         0.25%
--------------------------------------------------------------------------------
Westwood SmidCap Fund                               Institutional    0.20%
--------------------------------------------------------------------------------
Westwood SmidCap Plus Fund                          Institutional    0.20%
--------------------------------------------------------------------------------
Westwood SmallCap Value Fund                        Institutional    0.20%
--------------------------------------------------------------------------------
Westwood Opportunistic High Yield Fund              Institutional    0.15%
--------------------------------------------------------------------------------
Westwood Market Neutral Income Fund                 Institutional    0.15%
--------------------------------------------------------------------------------
Westwood Income Opportunity Fund                    Institutional    0.15%
--------------------------------------------------------------------------------

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                                                                   Maximum
Fund Name                                           Class            Fee
--------------------------------------------------------------------------------
Hancock Horizon Government Money Market Fund        Class A          0.25%
                                                    Instit'l
                                                    Sweep            0.25%
--------------------------------------------------------------------------------
Hancock Horizon Core Bond Fund                      Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Value Fund                          Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Growth Fund                         Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Burkenroad Small Cap                Class A          0.25%
                                                    Class D          0.25%
--------------------------------------------------------------------------------
Hancock Horizon U.S. Small Cap Fund                 Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Diversified International Fund      Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Quantitative Long/Short Fund        Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Louisiana Tax-Free Income Fund      Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Mississippi Tax-Free Income Fund    Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Diversified Income Fund             Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Dynamic Asset Allocation Fund       Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon International Small Cap Fund        Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
Hancock Horizon Microcap Fund                       Class A          0.25%
                                                    Class C          0.25%
--------------------------------------------------------------------------------
RQSI Small Cap Hedged Equity Fund                   Retail           0.25%
--------------------------------------------------------------------------------
Westfield Capital Large Cap Growth Fund             Investor         0.25%
--------------------------------------------------------------------------------
Westfield Capital Dividend Growth Fund              Investor         0.25%
--------------------------------------------------------------------------------
LM Capital Opportunistic Bond Fund                  Retirement       0.15%
                                                    Class
--------------------------------------------------------------------------------